Exhibit 99-6

Certificate Pursuant to Section 1350 of Chapter 63 of Title 18 United States
----------------------------------------------------------------------------
Code
----
         The undersigned officer hereby certifies, as to the Quarterly Report of Form 10-Q of PECO Energy Company for the quarterly period ended March 31, 2003, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of PECO Energy Company.



Date:  May 2, 2003                       /s/ Robert S. Shapard
                                         --------------------------------------
                                         Robert S. Shapard
                                         Executive Vice President and
                                         Chief Financial Officer
                                         Exelon Corporation